SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 16, 2003

                         BioSpecifics Technologies Corp.
             (Exact name of registrant as specified in its charter)



Delaware                      File No.  0-19879             11-3054851
(State of incorporation)      (Commission File Number)      (IRS Employer
                                                            Identification No.)



                   35 Wilbur Street, Lynbrook, New York 11563
               (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code:   (516) 593-7000



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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

BioSpecifics Technologies Corp. (the "Company") was required to file on May 1, 2003 its annual report on Form 10-KSB for the year ended January 31, 2003 (the "Form 10-KSB"). On May 2, 2003, the Company filed a notification of late filing of the Form 10-KSB with the Securities and Exchange Commission (the "SEC"), pursuant to which the date by which the Form 10-KSB must be filed was extended to May 16, 2003. In addition, because the Company recently changed its fiscal year end from January 31 to December 31, the Company is also required to file with the SEC a quarterly report on Form 10-QSB for the quarter ended March 31, 2003 (the "Form 10-QSB") by May 16, 2003. On May 14, 2003, the Company filed a notification of late filing of the Form 10-QSB with the SEC, pursuant to which the date by which the Form 10-QSB must be filed was extended to May 20, 2003. For the reasons discussed below, the Company did not timely file the Form 10-KSB by May 16, 2003 and will not timely file the Form 10-QSB by May 20, 2003.

Over the past few months, the Company has been able to fund its operations only because (1) it borrowed $100,000 on three separate occasions from two unaffiliated individuals, for aggregate borrowings of $300,000, (2) it received from Abbott in May 2003 early payment of royalties earned from distribution of Santyl(R) Ointment from a supply that the Company estimates will be depleted by June 30, 2003, (3) the Company's chairman has deferred salary of $70,125 since February 1, 2003 and in February repaid $40,000 of the $1,025,309 principal amount he and his affiliate owed to the Company as of January 31, 2003 and (4) the Company has deferred payments or made partial payments to creditors.

Management estimates that the Company's limited cash reserves will be insufficient to meet the Company's obligations unless it obtains additional financing in the next few weeks. If the Company does not obtain additional financing in the next few weeks, it may have to file for bankruptcy protection and possibly cease operations. Additionally, because of the uncertainties surrounding the Company's ability to finance operations, its independent auditor has advised the Company that, at the present time, it is unable to issue an opinion on the Company's financial statements.

The Company is in active negotiations to obtain additional financing that, based on management's current projections, should be sufficient to fund the Company's operations until the end of 2003. These projections assume that, among other things:

o the Company obtains Food and Drug Administration ("FDA") approval of its production facilities in August 2003;
o the FDA approval permits the Company to sell its quarantined inventory in the United States;

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o    the Company receives in August 2003 a tax refund of approximately $425,000;
     and
o in June 2003 the Company's chairman repays to the Company $325,000 of the amount he and his affiliate owe the Company. Our chairman has indicated that he intends to refinance the mortgage on the Company's administrative headquarters in Lynbrook, New York, which headquarters is owned by the affiliate of our chairman, and use the proceeds of the refinancing to repay this $325,000 to the Company.

There can be no assurance that this financing will be obtained or that any of these events will occur. If the financing is not obtained, the Company will be unable to meet its obligations within the next several weeks. Even if we obtain this financing, if any of the assumptions on which the projections above are based do not occur, the Company may not be able to fund its operations past the next several months and may not be able to obtain any additional financing to meet any cash flow shortfalls. In addition, the Company may not be able to obtain financing to provide sufficient liquidity for the Company beyond the end of 2003.

The Company expects to file the Form 10-KSB and Form 10-QSB as soon as practicable after it obtains the above-mentioned financing or negotiations with respect to this financing are terminated.

This report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our business and future financial results. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends", "may", "will", "should", "estimates", "predicts", "potential", "continue" and similar expressions to identify these forward-looking statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed in our periodic and other filings with the SEC. These factors include, among other things:

o    our ability to obtain financing to fund our short-term and long-term needs;
o    our ability to obtain FDA approval of our production facilities;
o our liquidity in light of the depletion of our stockpiled inventory and our inability to distribute quarantined inventory in the U.S. unless and until the FDA approves;
o    our estimate of Abbott's inventory of Santyl(R)Ointment;
o    our estimate of the timing of receipt by the Company of any tax refunds;
     and
o    our chairman's ability to repay amounts owed to the Company.

The foregoing list of factors is not exhaustive; you should carefully consider the foregoing factors and other uncertainties and potential events. Further, any forward looking statement or statements speak only as of the date on which such statements were made, and we undertake no obligation to update any forward looking statement or statements to reflect events or circumstances after the date on which such statement or statements were made.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  BIOSPECIFICS TECHNOLOGIES CORP.



Dated:  May 19, 2003              By:      /s/ Albert Horcher
                                           ------------------------------------
                                           Name: Albert Horcher
                                           Title:   Principal Accounting Officer